Exhibit 77I
                       Terms of New or Amended Securities

The Prospectus and Statement of Additional Information regarding Service Shares of Monarch Funds, post-effective amendment Nos. 21 and 23 filed pursuant to
Section 485(a), as filed via EDGAR on May 2, 2000, accession number 0001004402-00-000133, and June 30, 2000, accession number 0001004402-00-000235, respectively, and post-effective amendment Nos. 22 and 24, filed pursuant to
Section 485(b), as filed via EDGAR on June 30, 2000, accession number 0001004402-00-000234, and August 31, 2000, accession number 0001004402-000307, respectively, to the Trust's Registration Statement, are incorporated by reference.